Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 6, 2026 by and among Solid Biosciences Inc., a Delaware corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below);

B. The Investors wish to purchase, severally and not jointly, from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, (1) an aggregate of 14,973,257 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and (2) pre-funded warrants in the form attached hereto as Exhibit B to purchase an aggregate of 27,807,482 shares of Common Stock (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”); and

C. Contemporaneously with the sale of the Shares and Pre-Funded Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Warrant Shares (as defined below) under the 1933 Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Data Press Release” has the meaning set forth in Section 9.7.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents.

“DTC” means Depository Trust Company.

“EDGAR system” has the meaning set forth in Section 4.9.

“Environmental Laws” has the meaning set forth in Section 4.15.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 4.1 (Organization, Good Standing and Qualification), 4.2 (Authorization), 4.3 (Capitalization), 4.4 (Valid Issuance), 4.5 (Consents), 4.8 (SEC Filings), 4.9 (No Conflict, Breach, Violation or Default), 4.18 (Compliance with Nasdaq Continued Listing Requirements), 4.19 (Brokers and Finders), 4.20 (No Directed Selling Efforts or General Solicitation), 4.21 (No Integrated Offering), 4.31 (Manipulation of Price), and 4.36 (No Additional Agreements).

“GAAP” has the meaning set forth in Section 4.17.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents, except that for purposes of Section 6.1(i) of this Agreement, in no event shall a change in the market price of the Common Stock alone constitute a “Material Adverse Effect”.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Select Market.

“Offering Press Release” has the meaning set forth in Section 9.7.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” means Leerink Partners LLC, Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Truist Securities Inc. and H.C. Wainwright & Co. LLC.

“Placement Securities” means the Shares and the Pre-Funded Warrants.

“Pre-Funded Warrants” has the meaning set forth in the recitals to this Agreement.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Select Market.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Regulation D” means Regulation D as promulgated by the SEC under the 1933 Act.

“Regulatory Authorities” has the meaning set forth in Section 4.29.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.8.

“Securities” means the Placement Securities and the Warrant Shares.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” has the meaning set forth in Section 7.1(a).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Placement Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and each Investor will purchase, severally and not jointly, (a) the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto and (b) a Pre-Funded Warrant to purchase the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant Purchased” on Exhibit A attached hereto, if any. The purchase price per Share shall be $5.61. The purchase price for the Pre-Funded Warrants shall be $5.609 per Warrant Share. The Pre-Funded Warrants shall have an exercise price equal to $0.001 per Warrant Share.

3. Closing.

3.1. Upon the satisfaction or waiver of the conditions set forth in Section 6, the completion of the purchase and sale of the Placement Securities (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors but (i) in no event earlier than the first Trading Day after the date hereof and (ii) in no event later than the fifth Trading Day after the date hereof, and of which the Investors will be notified at least two Trading Days in advance by the Placement Agents.

3.2. On or before the Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company at least one Trading Days prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Placement

Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price of Placement Securities” on Exhibit A attached hereto. If the Closing has not occurred for any reason on or prior to the fifth Trading Day after the date hereof and the Agreement has been terminated by the Investor pursuant to Section 6.3, the applicable purchase price shall be promptly (but no later than two Business Days thereafter) returned to the applicable Investor. Notwithstanding the foregoing and anything in this Agreement to the contrary, as may be agreed to among the Company and one or more Investors, if an Investor affirmatively notifies the Company on or prior to the date hereof that it is (1) an investment company registered under the Investment Company Act of 1940, as amended, (2) advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) otherwise subject to internal policies and/or procedures relating to the timing of funding and issuance of securities that would require it, such Investor shall not be required to wire its aggregate purchase price until it confirms receipt on the Closing Date of evidence of the issuance of such Investor’s Shares from the Transfer Agent in form and substance reasonably acceptable to the Investor.

3.3. At the Closing, the Company shall deliver or cause to be delivered to each Investor (i) a number of Shares, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares set forth opposite the name of such Investor under the heading “Number of Shares to be Purchased” on Exhibit A attached hereto and (ii) a Pre-Funded Warrant, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Investor under the heading “Number of Warrant Shares Underlying Pre-Funded Warrant Purchased” on Exhibit A attached hereto, if any. The Shares shall be delivered via a book-entry record through the Company’s transfer agent and the Company shall provide to each Investor evidence in form reasonably satisfactory to the Investor from the Transfer Agent evidencing the issuance of such Shares. Unless the Company and an Investor otherwise mutually agree with respect to such Investor’s Shares, at Closing settlement shall occur on a “delivery versus payment” basis.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except (a) as described in the Company’s SEC Filings (as defined below) (other than as to the Fundamental Representations, which are not so qualified, and excluding any disclosures set forth under the headings “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer; it being understood that any factual information contained within such headings or disclosure shall not be excluded) or (b) as set forth on the disclosure schedule delivered herewith (which is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Section 4) (the “Disclosure Schedule”), each of which qualify these representations and warranties in their entirety:

4.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s subsidiaries are set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and the Company owns, directly or indirectly, 100% of the outstanding equity securities of such subsidiaries. The Company’s subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2. Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities to each Investor. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3. Capitalization. The Company is authorized under its Certificate of Incorporation, as amended, to issue 240,000,000 shares of Common Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for (a) stock options and restricted stock units approved pursuant to Company stock-based compensation plans described in the SEC Filings and (b) warrants disclosed in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in (i) the Registration Rights Agreement, (ii) that certain Registration Rights Agreement, dated January 8, 2024, by and among the Company and certain investors signatory thereto, (iii) that certain Registration Rights Agreement, dated September 29, 2022, by and among the Company and certain investors signatory thereto, (iv) that certain Amended and Restated Registration Rights Agreement, dated as of March 29, 2017, by and among the Company and certain investors signatory thereto, (v)

that certain Investor Agreement, dated as of October 22, 2020, by and between the Company and Ultragenyx Pharmaceutical Inc., (vi) that certain Asset Purchase Agreement, dated September 19, 2024, by and between the Company and FA212 LLC, as amended, and (vii) that certain Collaboration, Patent and Know-How License Agreement, dated December 3, 2024, by and between the Company and the Mayo Foundation for Medical Education and Research, no Person has the right to (a) require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person or (b) prohibit the Company from filing a registration statement under the 1933 Act.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4. Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by any Investor with respect to Shares purchased by such Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by any Investor with respect to Warrant Shares purchased by such Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5. Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of Nasdaq and (d) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Shares or the Warrant Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6. Use of Proceeds. The net proceeds of the sale of the Placement Securities hereunder shall be used by the Company for working capital and general corporate purposes.

4.7. No Material Adverse Change. Since September 30, 2025, there has not been:

(i) any Material Adverse Effect;

(ii) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company; or

(iii) any material transaction entered into by the Company other than in the ordinary course of business.

4.8. SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of the SEC Filings, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions thereof will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, intellectual property matters, which are the subject of Section 4.14, or environmental matters, which are the subject of Section 4.15.

4.10. Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company).

4.11. Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

4.13. Labor Matters.

(a) The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours, except for any such violations that would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

(b) No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.

4.14. Intellectual Property. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect:

(a) The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Filings to be conducted.

(b) (i) There are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (iv) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; and (vi) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

4.15. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Laws onto any real property that it owns or operates and has not received any written notice or claim that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16. Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.17. Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.18. Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

4.19. Brokers and Finders. Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.19 that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

4.20. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.21. No Integrated Offering. Neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.22. Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Placement Securities to the Investors and the exercise of the Pre-Funded Warrants as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Placement Securities and the exercise of the Pre-Funded Warrants does not contravene the rules and regulations of Nasdaq.

4.23. Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.24. Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options, restricted stock units, warrants and/or restricted stock, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.25. Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.

4.26. Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material non-public information concerning the Company or its subsidiaries, other than (A) with respect to the transactions contemplated hereby, which will be disclosed in the Offering Press Release (as defined below), and (B) as set forth on the Disclosure Schedule, which will be disclosed in the Data Press Release (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.27. Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Placement Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.28. Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.29. Tests and Preclinical and Clinical Trials. (i) The preclinical studies and clinical trials conducted by or, to the Company’s Knowledge, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the SEC Filings, or the results of which are referred to in the SEC Filings, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject, including the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Filings of the results of such studies and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the SEC Filings, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the SEC Filings; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Filings or the results of which are referred to in the SEC Filings, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s Knowledge, there are no reasonable grounds for the same.

4.30. Compliance with Health Care Laws. The Company and its subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its subsidiaries or any of their respective activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection

and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

4.31. Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

4.32. Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.33.Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

4.34. Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

4.35. Office of Foreign Assets Control. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.36. No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase Placement Securities on terms more favorable to such Investor than as set forth herein.

4.37. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1. Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2. Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3. Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Placement Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4. Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5. Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all financial and other information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate and in reliance on the representations and warranties contained herein, and without reliance upon any Placement Agent or its respective Affiliates, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor has not relied on any information or advice furnished by or on behalf of the Placement Agents or their respective Affiliates in connection with the transactions contemplated hereby. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6. Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and have not been registered under the 1933 Act or any state securities law in reliance on the availability of an exemption from such registration and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7. Legends. It is understood that, except as provided below, certificates or book-entry records evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby and the securities issuable upon exercise of these securities have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or (iv) the securities are transferred without consideration to an affiliate of such holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).”

(b) If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

5.8. Accredited Investor. Such Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act or a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act. Such Investor understands that the issuance and sale of the Securities meet the exemptions from filing under

FINRA Rule 5123(b)(1)(C) or (J), the exemptions from filing under FINRA Rule 5123(b)(1)(A) and the institutional customer exemption under FINRA Rule 2111(b). Such investor is a sophisticated “institutional account” as defined in FINRA Rule 4512(c), with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review, analysis and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) have been duly authorized and approved by all necessary action and (ii) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor.

5.9. Placement Agents. Such Investor hereby acknowledges and agrees that (a) each of the Placement Agents is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a financial advisor or fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) it is not relying upon, and has not relied upon, any statement, representation or warranty made by either Placement Agent, any of their respective affiliates or any of their control persons, officers, directors and employees, in making its investment or decision to invest in the Company, (c) no disclosure or offering document has been prepared in connection with the offer and sale of the Securities by the Placement Agents or any of their affiliates, (d) no Placement Agent has made and no Placement Agent will make any representation or warranty, whether express or implied, of any kind or character, and no Placement Agent has provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (e) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, (f) no Placement Agent will have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of any action heretofore or hereafter taken or omitted to be taken by any of them in connection with any Investor’s purchase of the Placement Securities or the execution, delivery and performance of the Transaction Documents, and (g) the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, such Investor or the Shares or the accuracy, completeness or adequacy of any information supplied to the Placement Agent by the Company.

5.10. No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.11. Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12. Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, a Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of an Investor whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or its representatives, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.13. No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.14. No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.15. Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on its signature page hereto, except as otherwise communicated in writing by such Investor to the Company.

5.16. No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6. Conditions to Closing.

6.1. Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Placement Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Placement Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Shares and the Warrant Shares and shall not have received any objection to such notice from Nasdaq.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (i) and (j) of this Section 6.1.

(g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Placement Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h) The Investors shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors.

(i) There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(j) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2. Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Placement Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of such date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) Each Investor shall have executed and delivered the Registration Rights Agreement.

(c) Any Investor purchasing Placement Securities at the Closing shall have paid in full its purchase price to the Company.

6.3. Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Placement Securities to be issued and sold pursuant to this Agreement;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Trading Day following the date of this Agreement;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1. Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Shares or Warrant Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares or Warrant Shares and to make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within one (1) Trading Day of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares or Warrant Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto), the Company shall, in accordance with the provisions of this Section 7.1(b) and within one (1) Trading Day of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares or Warrant Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(c) Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Securities only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Shares or Warrant Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and (iii) that if, after the effective date of the registration statement covering the resale of the Shares and Warrant Shares, such registration statement ceases to be effective and the Company has provided notice to such Investor to that effect, such Investor will sell Shares and Warrant Shares only in compliance with an exemption from the registration requirements of the 1933 Act.

7.2. Subsequent Equity Sales.

(a) From the date hereof until the earlier of (i) thirty (30) days after the Closing Date and (ii) the Trading Day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, without the consent of the Required Investors, the Company shall not (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the SEC a registration statement under the 1933 Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement and any other agreements to which the Company is currently a party. Notwithstanding the foregoing, the provisions of this Section 7.2 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date hereof or outstanding pursuant to clause (iii) or (v) below, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the 1933 Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan, or (v) the issuance of any Common Stock or Common Stock Equivalents in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship with the Company (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering, intellectual property license agreement or acquisition agreement or other strategic transaction or debt financing transaction with the Company); provided, however, that the aggregate number of shares of Common Stock issued pursuant to clause (v) during the restricted period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the Closing.

(b) The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.3. Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.

7.4. Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company or execute any Short Sales during the period from the date hereof until the earlier of such time as (i) both (a) the transactions contemplated by this Agreement are first publicly announced and (b) the Data Press Release has been released or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Placement Securities. Each Investor covenants that until such time (i) as all material terms of the sale of the Placement Securities to the Investors pursuant to this Agreement are publicly disclosed by the Company, such Investor and its Affiliates will maintain the confidentiality of the existence and terms of this Agreement and (ii) as all material information set forth in the Disclosure Schedule is publicly disclosed by the Company, such Investor and its Affiliates will maintain the confidentiality of all information included on the Disclosure Schedule, other than, in each case, to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

7.5. Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

8. Survival and Indemnification.

8.1. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

8.2. Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, and each Person who controls such Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against such indemnified Persons in any capacity by any third party (including a stockholder of the Company), whether directly or in a derivative capacity, who is not an Affiliate of such indemnified Person, with respect to the transactions contemplated by the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided that such Person shall agree to repay any such amounts so reimbursed to the extent such amounts have been finally judicially determined to have resulted from such Person’s fraud or willful misconduct.

8.3. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9. Miscellaneous.

9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Solid Biosciences Inc.

500 Rutherford Avenue, Third Floor

Charlestown, Massachusetts 02129

Attention: Alexander Cumbo, Chief Executive Officer

Email: [**]

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Caroline Dotolo

Email: Caroline.Dotolo@wilmerhale.com

If to the Investors:

Only to the addresses set forth on the signature pages hereto.

9.5. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.

9.6. Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors, provided that any amendment or modification to Section 8 shall require the consent of each Investor. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion, provided that any waiver of Section 8 shall require the consent of each Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding and the Company.

9.7. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. No later than the Disclosure Time, the Company shall issue one or more press releases and/or file one or more Forms 8-K disclosing all material terms of the transactions contemplated by this Agreement (the “Offering Press Release”). No later than 5:00 p.m. (New York City time) on March 11, 2026, the Company shall issue one or more press releases and/or file one or more Forms 8-K disclosing all material non-public information that the Company may have provided any Investor in connection with the transactions contemplated by this Agreement, including all material non-public information set forth in the Disclosure Schedule (the “Data Press Release”). From and after the issuance or filing of the Data Press Release, the Company represents to the Investors that no Investor shall be in possession of any material non-public information received from the Company relating to the Company or any of its securities. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

9.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9. Benefit of Agreement. Each Placement Agent is an intended third-party beneficiary of Section 9.14 of this Agreement and of the representations and warranties of the Company and of each Investor set forth in Section 4 and Section 5, respectively, of this Agreement.

9.10. Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreements between the Company and any Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.11. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

9.13. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Placement Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

9.14. Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placements Agent and their respective Affiliates and representatives that:

(i) neither the Placement Agents nor any of their respective Affiliates or any of their representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated March 4, 2026, between the Company, on the one hand, and Leerink Partners LLC and Citigroup Global Markets Inc., on the other hand and joinders with respect thereto executed by Cantor Fitzgerald & Co., H.C. Wainwright & Co. LLC and Truist Securities Inc. (together, the “Engagement Letter”); (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(ii) The Placement Agents, their respective Affiliates and their representatives shall be entitled to (1) rely on, be protected in acting upon and, as applicable, be a third-party beneficiary of, (i) the representations, warranties and covenants of the Company contained in this Agreement and the representations and warranties of each Investor contained in this Agreement as if such representations and warranties, as applicable, were made directly to each Placement Agent, (ii) any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company and (iii) any opinions delivered to each Investor in connection with this Agreement or any Transaction Document and (2) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the Engagement Letter.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:	SOLID BIOSCIENCES INC.

By:
Name:
Title:

INVESTOR:	[________________________]

By:
Name: Title:

Investor Information

Entity Name:

Contact Person:

Address:

City:

State:

Zip Code:

Telephone:

Email:

Tax ID # or Social Security #:

Name in which Securities should be issued (this is the name that will appear on the stock certificate(s) or book entry statement(s)):

C-1